Exhibit 23.1

                                   CONSENT
                                   -------


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 1996, included or incorporated by reference in NIPSCO Industries, Inc.'s annual report on Form 10-K for the year ended December 31, 1995, and our reports dated April 26, 1996, July 26, 1996 and October 23, 1996, included in NIPSCO Industries, Inc.'s quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, respectively, and to all references made to our Firm in this registration statement.


                                           /s/ Arthur Andersen LLP
                                           -----------------------
                                           Arthur Andersen LLP

   Chicago, Illinois
   January 16, 1997